EXHIBIT 99.1
TranS1 Inc. Reports Operating Results for the First Quarter of 2011,
Issues Second Quarter 2011 Guidance
- First quarter revenues were $5.1 million -
- 477 TranS1 procedures performed globally in the quarter -
- Net loss per share was $0.27 for the quarter -
WILMINGTON, NC — (GLOBE NEWSWIRE)— May 12, 2011—TranS1 Inc. (NASDAQ:TSON), a medical device company focused on designing, developing and marketing products that implement its proprietary approach to treat degenerative conditions of the spine affecting the lower lumbar region, today announced its financial results for the first quarter ended March 31, 2011.

Comparison of Selected Financial Results (in millions, except per share data)
	Three Months Ended March 31,
	2011	2010
As reported:
Total revenue	$5.1	$6.7
Net loss	(5.7)	(6.4)
Net loss per common share	(0.27)	(0.31)
Excluding special items*:
Net loss	(5.5)	(5.1)
Net loss per common share	(0.26)	(0.25)

*	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.
Revenues were $5.1 million in the first quarter of 2011, representing a 24% decrease over revenues of $6.7 million in the first quarter of 2010. Domestic revenues were $4.6 million in the first quarter of 2011, compared to $6.0 million in the first quarter of 2010. Gross margin was 74.7% in the first quarter of 2011 as compared to 78.7% in the first quarter of 2010. Excluding inventory reserves of $240 thousand taken in the first quarter of 2011, primarily related to the lower than planned revenue in the first quarter of 2011 and the introduction of our next-generation products, gross margin would have been 79.4%.
Net loss was $5.7 million in the first quarter of 2011, compared to a net loss of $6.4 million in the first quarter of 2010. Net loss per common share was $0.27 in the first quarter of 2011 compared to a net loss per share of $0.31 in the first quarter of 2010.
Excluding special items, net loss in the first quarter of 2011 was $5.5 million, or $0.26 per common share, compared to net loss excluding special items of $5.1 million, or $0.25 per common share in the first quarter of 2010. Special items in the first quarter of 2011 consisted of inventory reserves of $240 thousand. Special items in the first quarter of 2010 consisted of management transition costs of $0.9 million and inventory reserves of $276 thousand.

Cash, cash-equivalents and investments were $36.5 million as of March 31, 2011.
“Our procedure volumes and revenues continue to be adversely affected by ongoing AxiaLIF physician reimbursement pressures,” commented Ken Reali, President and Chief Executive Officer of TranS1 Inc. “The recent acceptance of two key clinical papers for publication in peer-reviewed journals will provide us with additional data to utilize with payors as we seek to gain additional positive coverage decisions. We also made significant progress in the quarter with our product pipeline as evidenced by the commencement of the limited market release of AxiaLIF 1L+.”
TranS1 Outlook
For the second quarter ending June 30, 2011, the Company expects total revenues in the range of $4.7-$5.4 million. For the fiscal year ending December 31, 2011, the Company expects gross margins in the range of 75-80%. The Company also expects to have $26-$29 million in cash and investments on December 31, 2011.
Conference Call
TranS1 will host a conference call today at 4:30 pm ET to discuss its first quarter financial results. To listen to the conference call on your telephone, please dial (877) 881-2183 for domestic callers and (970) 315-0453 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, use the following link at http://ir.trans1.com/events.cfm.
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance, including net loss and loss per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of inventory obsolescence reserves taken in 2011 and 2010 for existing products that are being replaced, or are obsolete and excess and management transition costs incurred in 2010, including severance, recruiting and other personnel-related expenses. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe that providing a non-GAAP measure that adjusts for significant non-cash expenses, such as inventory obsolescence reserves, and significant non-recurring management transition expenses, allows comparison of our core operations from period to period. These non-GAAP measures may be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure.

About TranS1 Inc.
TranS1 is a medical device company focused on designing, developing and marketing products that implement its proprietary approach to treat degenerative conditions of the spine affecting the lower lumbar region. TranS1 currently markets the AxiaLIF family of products for single and multilevel lumbar fusion and the Vectre and Avatar posterior fixation systems. TranS1 was founded in May 2000 and is headquartered in Wilmington, North Carolina. For more information, visit www.trans1.com.
Forward Looking Statements
This press release includes statements relating to the future market adoption of our products that are based on our current beliefs and assumptions. These statements constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with TranS1’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. You are cautioned not to place undue reliance on these forward looking statements, which are based on TranS1’s expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.
CONTACT:
Investors:
TranS1 Inc.
Joseph P. Slattery, 910-332-1700
Executive Vice-President and Chief Financial Officer
or
Westwicke Partners
Mark Klausner, 443-213-0501
trans1@westwicke.com
Source: TranS1 Inc.

TranS1 Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue	$5,130	$6,713
Cost of revenue	1,296	1,429

Gross profit	3,834	5,284

Operating expenses:
Research and development	1,582	1,255
Sales and marketing	6,383	7,697
General and administrative	1,613	2,639

Total operating expenses	9,578	11,591

Operating loss	(5,744)	(6,307)
Other income (expense), net	18	(49)

Net loss	$(5,726)	$6,356)

Net loss per common share — basic and diluted	$(0.27)	$(0.31)

Weighted average common shares outstanding — basic and diluted	20,886	20,655

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
GAAP net loss	$(5,726)	$(6,356)
Special items:
Inventory obsolescence reserve	240	276
Management transition costs	—	939

Net loss excluding special items	$(5,486)	$(5,141)

GAAP net loss per share	$(0.27)	$(0.31)
Special items:
Inventory obsolescence reserve	0.01	0.01
Management transition costs	—	0.05

Net loss excluding special items	$(0.26)	$(0.25)

Shares used in computing GAAP and non-GAAP loss per share	20,886	20,655

TranS1 Inc.
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$6,341	$24,461
Short-term investments	30,168	18,075
Accounts receivable, net	3,573	3,654
Inventory	4,160	3,878
Prepaid expenses and other assets	478	389

Total current assets	44,720	50,457
Property and equipment, net	1,483	1,562

Total assets	$46,203	$52,019

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,204	$2,214
Accrued expenses	1,598	2,077

Total current liabilities	3,802	4,291

Stockholders’ equity
Common stock	2	2
Additional paid-in capital	138,792	138,401
Accumulated other comprehensive income (loss)	(21)	(29)
Accumulated deficit	(96,372)	(90,646)

Total stockholders’ equity	42,401	47,728

Total liabilities and stockholders’ equity	$46,203	$52,019

TranS1 Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(5,726)	$(6,356)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	148	231
Stock-based compensation	379	530
Allowance for excess and obsolete inventory	240	276
Provision for bad debts	25	18
Loss on sale of fixed assets	—	71
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	56	(669)
(Increase) decrease in inventory	(522)	193
(Increase) decrease in prepaid expenses	(89)	18
Increase (decrease) in accounts payable	(10)	(301)
Increase (decrease) in accrued expenses	(479)	711

Net cash used in operating activities	(5,978)	(5,278)

Cash flows from investing activities:
Purchase of property and equipment	(69)	(265)
Purchases of investments	(16,102)	(3,986)
Sales and maturities of investments	4,009	8,979

Net cash provided by (used in) investing activities	(12,162)	4,728

Cash flows from financing activities:
Proceeds from issuance of common stock	12	11

Net cash provided by financing activities	12	11

Effect of exchange rate changes on cash and cash equivalents	8	(8)

Net decrease in cash and cash equivalents	(18,120)	(547)
Cash and cash equivalents, beginning of period	24,461	29,298

Cash and cash equivalents, end of period	$6,341	$28,751